  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No.                                                                     $
CUSIP No. 079857AF5

                     BELLSOUTH CAPITAL FUNDING CORPORATION

              One Hundred Year 7.12% Debenture, due July 15, 2097

  BellSouth Capital Funding Corporation, a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay to
                                   , or registered assigns, the principal sum
of                                 Dollars ($    ) on July 15, 2097, at the
office or agency of the Company in the City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months), semiannually on January 15 and July 15, commencing January 15, 1998, on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the 15th day of January or July, as the case may be, to which interest on the Debentures has been paid preceding the date hereof (unless the date hereof is a January 15 or July 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from July 15, 1997) until payment of said principal sum has been made or duly provided for. So long as this Debenture is registered in the name of Cede & Co., payments of interest hereon shall be made in immediately available funds; otherwise, payments of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Debenture register. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is after a January 1 and before the next following January 15 or is after a July 1 and before the next following July 15, this Debenture shall bear interest from such January 15 or July 15; provided, however, that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Debenture shall bear interest from the next preceding July 15 or January 15, as the case may be. The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture shall be registered at the close of business on the January 1 prior to such January 15 or the July 1 prior to such July 15, unless such January 1 or July 1 shall not be a business day, in which event the business day next preceding. For the purposes hereof, the term "business day" shall mean a day that is not a Legal Holiday (as defined in the Indenture).

  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

  This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

  In Witness Whereof, BellSouth Capital Funding Corporation has caused this Instrument to be signed by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated

                                             BellSouth Capital Funding
                                             Corporation

                                             By /s/ Mark E. Droege
                                                ---------------------------
                                                   President

                                             By /s/ Gary L. Walton
                                                ---------------------------
                                                   Treasurer

  Certificate of Authentication                   Alternate Certificate of
                                                       Authentication


  This is one of the Debentures
described in the within-mentioned              This is one of the Debentures
Indenture.                                   described in the within-mentioned
                                             Indenture.


      The Bank of New York,
                       as Trustee,                  The Bank of New York
By                                                                  as Trustee,
                                                   By                         ,

             Authorized Signature.                     As Authenticating Agent,
                                                     By
                                                   Authorized Signature.

                     BELLSOUTH CAPITAL FUNDING CORPORATION

  This Debenture is one of a duly authorized series of Debentures of the Company, designated as set forth on the face hereof (herein referred to as the "Debentures"), limited to the aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an indenture dated as of August 1, 1992 (the "Indenture"), duly executed and delivered by the Company and BellSouth Corporation ("BellSouth") to The Bank of New York, as successor to Wachovia Bank of Georgia, N.A., as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, BellSouth and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Debentures and the terms upon which the Debentures are to be authenticated and delivered. All of the Debentures will have the benefit of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "Support Agreement"), between the Company and BellSouth. In the Support Agreement, BellSouth has agreed to ensure the timely payment of principal and interest owed on the Debentures; however, no Holder will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "Telephone Company") or any interest of BellSouth or the Company in the Telephone Company.

  In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Debentures, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debentures may waive certain past defaults and their consequences on behalf of the Holders of all Debentures. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

  The Indenture contains provisions setting forth certain conditions in the institution of proceedings by Holders of Debentures with respect to the Indenture or for any remedy under the Indenture.

  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

  The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. At the office or agency of the Company designated for such purpose and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged without a service charge for a like aggregate principal amount of Debentures of other authorized denominations having the same maturity, interest rate, redemption provisions and original issue date.

  Notwithstanding the foregoing, upon the occurrence of a Tax Event (as defined below), the Company shall have the right to shorten the maturity of the Debentures to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Debentures will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Company, after receipt of an opinion of such counsel regarding the applicable legal standards. In the event that the Company elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Company shall mail a notice of shortened maturity to each holder of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

  "Tax Event" means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling (including any technical advice memorandum or other private letter ruling), regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of (including any position taken in any Internal Revenue Service audit or similar proceeding), an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 22, 1997, there is more than an insubstantial increase in the risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes.

  The Debentures shall be redeemable as a whole at any time or in part from time to time, at the option of the Company, on not less than 30 or more than 60 days' notice mailed to holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

  In addition, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Debentures, be more than an insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes, the Company shall have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part), on not less than 30 or more than 60 days' notice mailed to holders of the Debentures, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time on the third business day preceding such redemption date.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefore another nationally recognized investment banking firm that is a Primary Treasury Dealer.

  "Remaining Scheduled Payments" means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

  On and after the redemption date, interest will cease to accrue on the Debentures or any portion thereof called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Debentures to be redeemed on such date. If less than all the Debentures are to be redeemed, the Debentures to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company designated for such purpose, a new Debenture or Debentures of this series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

  The Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

  This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                                       2